EXHIBIT B
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                     December 31, 1997      December 31, 1997
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  7,446                $ 23,520
  Other Taxes                              1,182                   2,851
                                        --------                --------

Total Operating Expenses                   8,628                  26,371
                                        --------                --------

Other Income:
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                     536
    Enerchange                                 -                       9
                                        --------                --------
                                               -                     545
                                        --------                --------

Other Deductions:
  Interest-Assoc. Companies                4,352                  16,989
                                        --------                --------

Pretax Loss                              (12,980)                (42,815)
                                        --------                --------

Income Taxes - Current                     1,165                 (36,274)
             - Deferred                     (470)                 25,990
                                        --------                --------
                                             695                 (10,284)
                                        --------                --------

Net Loss                                $(13,675)               $(32,531)
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